Exhibit 5.1

January 24, 2022

Board of Directors

Direct Digital Holdings, Inc.

1233 West Loop South, Suite 1170

Houston, Texas 77027

Direct Digital Holdings, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Direct Digital Holdings, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (Reg. No. 333-261059), including a related prospectus filed with the Registration Statement and any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) (as amended, the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering of (i) up to 4,600,000 shares of Class A Common Stock (the “Shares”) to The Benchmark Company, LLC and Roth Capital Partners, LLC, as representatives (the “Representatives”) of the several underwriters (collectively, the “Underwriters”) pursuant to the underwriting agreement to be entered into by and among the Company and the Underwriters (the “Underwriting Agreement”) the form of which has been filed as Exhibit 1.1 to the Registration Statement and (ii) up to 230,000 shares of Class A Common Stock that may be issued upon exercise of warrants (the “Representatives’ Warrants”) issued to the Representatives (the “Warrant Shares,” and together with the Shares, the “Securities”). The term “Shares” includes up to 600,000 shares issuable upon exercise of an option granted to the Underwriters by the Company and shall include any additional shares of Class A Common Stock the offering of which is registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)            the Registration Statement, including the exhibits being filed therewith;

(b)            the prospectus contained in the Registration Statement (the “Prospectus”);

(c)            the form of Underwriting Agreement; and

(d)            the form of Representatives’ Warrant.

Also, we have examined and relied upon the following:

(i)            (A) true and correct copies of the certificate of incorporation and bylaws of the Company, each as in effect the date hereof and as amended, supplemented or modified to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Securities by the Company, subject to (x) specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a pricing committee thereof (the “Authorizing Resolutions”) with respect to such Securities and (y) the other qualifications set forth therein, including the filling of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, substantially in the form filed as Exhibit 3.3 to the Registration Statement;

(ii)           a certificate dated January 24, 2022 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and

(iii)          originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)             Factual Matters. To the extent that we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)             Signatures. The signatures of individuals who have signed the documents we have reviewed are genuine and authorized.

(c)             Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)             Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. upon the effectiveness of the amended and restated certificate of incorporation to be filed with the Secretary of State of the State of Delaware, substantially in the form filed as Exhibit 3.3 to the Registration Statement, the Shares, when (a) Authorizing Resolutions with respect to the Shares have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Registration Statement, (d) the Company has received the consideration provided for in the Registration Statement and the Underwriting Agreement and (e) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, such Securities will be validly issued, fully paid and non-assessable; and

2. when (a) Authorizing Resolutions with respect to the Representatives’ Warrants and the Warrant Shares have been adopted, (b) the terms for the issuance and sale of the Representatives’ Warrants have been established in conformity with such Authorizing Resolutions, (c) the Representatives’ Warrants have been issued and sold as contemplated by the Underwriting Agreement and (d) the Warrant Shares, when issued and delivered by the Company upon exercise of the Representatives’ Warrants against payment therefor as set forth in the Registration Statement, the Underwriting Agreement and the Representatives’ Warrants, will be duly authorized and validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

Our opinions are limited to Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP

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